Exhibit 99.(i)(1)

                       [BINGHAM MCCUTCHEN LLP LETTERHEAD]

                                 April 26, 2007

AFL-CIO Housing Investment Trust
1717 K Street, N.W.
Suite 707
Washington, D.C.  20006

      Re: AFL-CIO Housing Investment Trust, Units of Beneficial Interest

Ladies and Gentlemen:

      We have acted as counsel to the AFL-CIO Housing Investment Trust, a District of Columbia common law trust (the "Trust"), in connection with the Registration Statement on Form N-1A, Post-Effective Amendment No. 48 under the Securities Act of 1933, as amended, and Amendment No. 51 under the Investment Company Act of 1940, as amended (collectively, the "Registration Statement").

      In connection with this opinion, we have examined the following described documents:

      (a) the prospectus, statement of additional information and statement of other information included in the Registration Statement; and

      (b) a certificate executed by the General Counsel of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust (the "Declaration") and By-Laws and certain votes of the Trustees of the Trust (the "Resolutions").

      In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Trust's Declaration, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Units of Beneficial Interest in the Trust ("Units") and will be in full force and effect on the date of the issuance of such Units. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

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April 26, 2007
Page 2


      We assume, for purposes of this opinion, that Units will be issued at a price equal to the net asset value per Unit, as described in the Registration Statement and as determined as of monthly valuation dates and in accordance with the procedures approved by the Board of Trustees of the Trust pursuant to
Section 2(a)(41) under the Investment Company Act of 1940, as amended.

      This opinion is limited solely to the internal substantive laws of the District of Columbia (other than the District of Columbia securities laws, as to which we express no opinion) as applied by courts in the District of Columbia to the extent such laws may apply to or govern the matters covered by this opinion. In addition, to the extent that the Trust's Declaration or or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the District of Columbia, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

      We understand that all of the foregoing assumptions and limitations are acceptable to you.

      Based upon and subject to the foregoing and, upon such other investigations as we have deemed necessary, please be advised that it is our opinion that the Units, when issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, owners or holders of Units may under certain circumstances be held personally liable for the Trust's obligations

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                        Very truly yours,


                        /s/ Bingham McCutchen LLP
                        -----------------------------------
                        BINGHAM MCCUTCHEN LLP